UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Blue Apron Holdings, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2020, where the proposals listed below were submitted to a vote of the Company’s stockholders. The proposals are described further in the Company’s definitive proxy statement for the Annual Meeting. At the Annual Meeting:

1. The stockholders voted to elect each of the three Class III director nominees, Tracy Britt Cool, Elizabeth Huebner and Matthew B. Salzberg, to hold office until the Company’s 2023 annual meeting of stockholders.

2. The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.

Holders of the Company’s Class A common stock are entitled to one vote per share and holders of the Company’s Class B common stock are entitled to ten votes per share. Holders of Class A common stock and Class B common stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting.

The Company’s inspector of elections certified the following vote tabulations:

Proposal One: Election of Class III Directors.

Nominee	For	Withheld	Broker Non-Votes
Tracy Britt Cool	34,316,420.173236	1,060,003.421192	5,459,251
Elizabeth Huebner	35,057,579.608842	318,843.985586	5,459,251
Matthew B. Salzberg	34,304,411.173236	1,072,012.421192	5,459,251

Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Votes
40,580,085.594428	127,463	128,126	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: June 16, 2020	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary